EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Employees’ 401(k) Thrift Plan of Trigon Insurance Company (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. David Brittingham, Chairman of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ J. DAVID BRITTINGHAM

J. David Brittingham Chairman of the Administrative Committee of the Employees’ 401(k) Thrift Plan of Trigon Insurance Company June 27, 2003

(A signed original of this written statement required by Section 906 has been provided to Anthem, Inc. and will be retained by Anthem, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)

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